                                                                     EXHIBIT 4.2


            =======================================================



                               ALLTEL CORPORATION

                                       TO

                J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION,

                                   AS TRUSTEE

                         ELEVENTH SUPPLEMENTAL INDENTURE

                            DATED AS OF JUNE 19, 2002

                    PROVIDING FOR ISSUANCE INITIALLY OF UP TO

                        $800,000,000 PRINCIPAL AMOUNT OF

                        7% SENIOR NOTES DUE JULY 1, 2012



            =======================================================

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                                Table of Contents
                                -----------------

                                                                                        Page
                                                                                        ----
ARTICLE ONE DEFINITIONS.................................................................   2

     Section 1.01 Definition of Terms...................................................   2

ARTICLE TWO GENERAL TERMS AND CONDITIONS OF THE NOTES...................................   3

     Section 2.01 Designation and Principal Amount......................................   3

     Section 2.02 Maturity..............................................................   4

     Section 2.03 Form, Payment and Appointment.........................................   4

     Section 2.04 Global Notes..........................................................   4

     Section 2.05 Interest..............................................................   5

ARTICLE THREE REDEMPTION OF THE NOTES...................................................   5

     Section 3.01 Optional Redemption by the Company....................................   5

     Section 3.02 Definitions...........................................................   6

     Section 3.03 No Sinking Fund.......................................................   7

ARTICLE FOUR REGISTERED GLOBAL SECURITIES...............................................   7

     Section 4.01 Definitions...........................................................   7

     Section 4.02 Execution and Authentication..........................................   7

     Section 4.03 Reserved..............................................................   8

     Section 4.04 Transfer..............................................................   8

ARTICLE FIVE NOTICE.....................................................................  10

     Section 5.01 Notice by the Company.................................................  10

ARTICLE SIX FORM OF NOTE................................................................  10

     Section 6.01 Form of Note..........................................................  10

ARTICLE SEVEN AMENDMENTS AND WAIVERS....................................................  18

     Section 7.01 Amendments and Waivers................................................  18


                                       i

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
 ARTICLE EIGHT MISCELLANEOUS............................................................  18

      Section 8.01 Ratification of Indenture............................................  18

      Section 8.02 Provisions of Base Indenture Incorporated............................  18

      Section 8.03 Trustee Not Responsible for Recitals.................................  18

      Section 8.04 New York Law to Govern...............................................  18

      Section 8.05 Separability.........................................................  18

      Section 8.06 Counterparts.........................................................  19

      Section 8.07 Provisions of the Indenture and Notes for the Sole Benefit of the
                   Parties and the Holders of the Notes.................................  19

      Section 8.08 Provisions Required by Trust Indenture Act of 1939 to Control........  19

      Section 8.09 Ranking..............................................................  19

          THIS ELEVENTH SUPPLEMENTAL INDENTURE (the "Eleventh Supplemental Indenture"), dated as of June 19, 2002, made and entered into by and between ALLTEL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware, with its principal offices located at One Allied Drive, Little Rock, Arkansas (hereinafter referred to as the "Company"), and J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as successor trustee (hereinafter referred to as the "Trustee").

          WHEREAS, the Company has duly executed and delivered to the Trustee an Indenture dated as of January 1, 1987 (hereinafter referred to as the "Base Indenture"), as supplemented by a First Supplemental Indenture dated as of March 1, 1987, a Second Supplemental Indenture dated as of April 1, 1989, a Third Supplemental Indenture dated as of May 8, 1990, a Fourth Supplemental Indenture dated as of March 1, 1991, a Fifth Supplemental Indenture dated as of October 1, 1993, a Sixth Supplemental Indenture dated as of April 1, 1994, a Seventh Supplemental Indenture dated as of September 1, 1995, an Eighth Supplemental Indenture dated as of March 1, 1996, a Ninth Supplemental Indenture dated as of April 1, 1999 and a Tenth Supplemental Indenture dated as of May 6, 2002 (the Base Indenture and all supplemental indentures thereto being hereinafter collectively referred to as the "Indenture"), providing for the periodic issuance of debt securities in series; and

          WHEREAS, Section 2.02(a) of the Base Indenture provides for the issuance of any Series (as defined in the Base Indenture) of Securities (as defined in the Base Indenture) pursuant to a Board Resolution (as defined in the Base Indenture) or by the execution and delivery to the Trustee of an indenture supplemental to the Indenture authorized and approved by the Board of Directors of the Company; and

          WHEREAS, Section 2.01 of the Base Indenture provides that (i) all Securities of a Series shall be identical in all respects, with certain exceptions and (ii) all Series of Securities shall be equally and ratably entitled to the benefits of the Indenture; and

          WHEREAS, the Company desires in and by this Eleventh Supplemental Indenture to provide for the creation and issuance of an unlimited principal amount of 7% Senior Notes due July 1, 2012 (hereinafter referred to as the "Notes") in accordance with and under the terms and provisions of the Indenture, provided however, that no Notes in excess of $800,000,000 aggregate principal amount may be issued on the date hereof; and

          WHEREAS, the Board of Directors of the Company has duly authorized the execution and delivery of this Eleventh Supplemental Indenture providing for the issuance of the Notes as herein provided; and

          WHEREAS, the Company has requested that the Trustee execute and deliver this Eleventh Supplemental Indenture and all requirements necessary to make this Eleventh Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Company, and all acts and things necessary have been done and performed to make this Eleventh Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this Eleventh Supplemental Indenture has been duly authorized in all respects.

     NOW THEREFORE, in consideration of the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Base Indenture, the form and substance of the Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                  ARTICLE ONE

                                  DEFINITIONS

          Section 1.01  Definition of Terms.
                        -------------------

          Unless the context otherwise requires:

          (a) a term defined in the Base Indenture has the same meaning when used in this Eleventh Supplemental Indenture;

          (b) a term defined anywhere in this Eleventh Supplemental Indenture has the same meaning throughout;

          (c) the singular includes the plural and vice versa;

          (d) headings are for convenience of reference only and do not affect interpretation;

          (e) the following terms have the meanings given to them in this
     Section 1.01(e):

               "Business Day" means, with respect to the Notes, any day other than a day on which federal or state banking institutions in the Borough of Manhattan, The City of New York, or Cleveland, Ohio, are authorized or obligated by law, executive order or regulation to close.

               "Comparable Treasury Issue" shall have the meaning specified in
          Section 3.02.

               "Comparable Treasury Price" shall have the meaning specified in
          Section 3.02.

               "Coupon Rate" shall have the meaning specified in Section 2.05.

               "Depositary" shall have the meaning set fort in Section 4.01.

               "Exchange Act" means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

               "Global Notes" shall have the meaning specified in Section 2.04.

               "Independent Investment Banker" shall have the meaning specified in Section 3.02.

               "Interest Payment Date" shall have the meaning specified in
          Section 2.05.

               "Maturity Date" shall have the meaning specified in Section 2.02.

               "Notes" shall have the meaning specified in Section 2.01.

               "Place of Payment" shall have the meaning specified in Section 2.03.

               "Primary Treasury Dealer" shall have the meaning specified in
          Section 3.02.

               "Reference Treasury Dealer" shall have the meaning specified in
          Section 3.02.

               "Reference Treasury Dealer Quotations" shall have the meaning specified in Section 3.02.

               "Registered Global Security" shall have the meaning specified in
          Section 4.01

               "Regular Record Date" means, with respect to any Interest Payment Date for the Notes, the close of business on December 15 or June 15, as the case may be (whether or not a Business Day), immediately preceding such Interest Payment Date.

          The terms "Base Indenture" and "Indenture" shall have the respective meanings set forth in the recitals to this Eleventh Supplemental Indenture and the paragraph preceding such recitals.

                                  ARTICLE TWO

                    GENERAL TERMS AND CONDITIONS OF THE NOTES

          Section 2.01  Designation and Principal Amount.
                        --------------------------------

     There is hereby authorized a series of Securities designated the "7% Senior Notes due July 1, 2012" (the "Notes"), in unlimited aggregate principal amount (except as otherwise provided in Article Two of the Base Indenture); provided however, that no Notes in excess of $800,000,000 aggregate principal amount may be issued on the date hereof. The Company may at any time, without consent of the Holders, create and issue additional Notes having the same ranking and the same interest rate, maturity and other terms as the Notes issued on the date hereof. The Notes may be issued from time to time upon written order of the Company for the authentication and delivery of Notes pursuant to Section 2.03 of the Base Indenture.

          Section 2.02  Maturity.
                        --------

          The date upon which the Notes shall become due and payable at final maturity, together with any accrued and unpaid interest, is July 1, 2012 (the "Maturity Date").

          Section 2.03  Form, Payment and Appointment.
                        -----------------------------

          (a) Except as provided in Section 2.04, the Notes shall be issued in fully registered, certificated form, bearing identical terms. Principal of and premium, if any, and interest on the Notes will be payable, the transfer of such Notes will be registrable and such Notes will be exchangeable for Notes bearing identical terms and provisions at the office or agency of the Company maintained for such purpose as described below; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the register or by wire transfer to an account appropriately designated by the Holder entitled to payment.

          (b) The Company hereby designates the Borough of Manhattan, The City of New York as the place of payment ("Place of Payment") for the Notes, and the office or agency maintained by the Company in such Place of Payment for the purposes contemplated by this Section 2.03 shall initially be located at 15th Floor, 450 West 33rd Street, New York, New York.

          (c) The Registrar, transfer agent and Paying Agent for the Notes shall initially be the Trustee.

          (d) The Notes shall be issuable in denominations of $1,000 and integral multiples of $1,000.

          (e) The Notes may be issued, in whole or in part, in permanent global form and, if issued in permanent global form, the Depositary shall be The Depository Trust Company or such other depositary as any officer of the Company may from time to time designate.

          Section 2.04  Global Notes.
                        ------------

          (a) The Notes will be issued initially in the form of one or more Registered Global Securities (the "Global Notes") registered in the name of the Depositary or its nominee. Unless and until they are exchanged for the Notes in registered form, such Global Notes may be transferred, in whole but not in part, only to the Depositary or a nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

          (b) If at any time (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for the Global Notes and no successor Depositary shall have been appointed within 90 days after such notification, (ii) the Depositary ceases to be a clearing agency registered under the Exchange Act at any time the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed within 90 days after the Company becoming aware of the Depositary's ceasing to be so registered, (iii) the Company, in its sole discretion, determines that the Global Notes shall be so exchangeable or (iv) there shall have occurred and be continuing an Event of Default, the

Company will execute, and subject to Article Two of the Base Indenture, the Trustee, upon written notice from the Company, will authenticate and deliver the Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Note in exchange for such Global Note.

          (c) Upon exchange of the Global Note for such Note in definitive registered form without coupons, in authorized denominations, the Global Note shall be cancelled by the Trustee. Such Notes in definitive registered form issued in exchange for the Global Note shall be registered in such names and in such authorized denominations as the Depositary or its custodian, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Depositary for delivery to the Persons in whose names such Securities are so registered.

          Section 2.05  Interest.
                        --------

          (a) The Notes will bear interest at the rate of 7% per year (the "Coupon Rate") from June 19, 2002, through and including the day immediately preceding the Maturity Date (or, in the event of an optional redemption, the day immediately preceding the optional redemption date) and thereafter, to the extent permitted by law, compounded semi-annually on any overdue principal and premium, if any, and on any overdue installment of interest at the Coupon Rate.

          (b) Interest is payable semi-annually in arrears on January 1 and July 1 of each year (each, an "Interest Payment Date") commencing on January 1, 2003, to the Person in whose name such Note, or any predecessor Note, is registered at the close of business on the Regular Record Date for such interest installment.

          (c) The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period other than a full semi-annual period for which interest is computed will be computed on the basis of the actual number of days elapsed in such a 180-day period. In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

                                 ARTICLE THREE

                             REDEMPTION OF THE NOTES

          Section 3.01  Optional Redemption by the Company.
                        ----------------------------------

          (a) The Notes will be redeemable as a whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of:

               (i) 100% of the principal amount of such Notes plus accrued and unpaid interest thereon to the date of redemption; and

               (ii) the sum of the remaining scheduled payments of principal and interest thereon (not including any portion of the payments of interest accrued as of the date of redemption) discounted to their present value on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus accrued and unpaid interest thereon to the date of redemption.

          (b) The Trustee shall, in accordance with the Company's direction given pursuant to Section 3.03 of the Base Indenture, mail notice of any redemption, which shall set forth the proposed redemption date and the proposed method to be used in determining the redemption price in accordance with Section 3.01(a), at least 30 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed.

          (c) Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption and the Notes or portions thereof called for redemption will cease to be outstanding and will only represent the right to receive the redemption price.

          (d) If reasonably requested by the Trustee, the Company shall provide to the Trustee such information as is required to prepare the notice referred to in Section 3.01(b) and to enable a determination to be made of the redemption price in accordance with Section 3.01(a). The Company shall provide notice of the redemption price determined in accordance with Section 3.01(a) to the Trustee and the Depositary no later than the business day immediately preceding the redemption date.

          Section 3.02  Definitions.
                        -----------

          "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

          "Comparable Treasury Price" means, with respect to any redemption date, (A) the average of three Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of five such Reference Treasury Dealer Quotations, (B) if the Trustee obtains four such Reference Treasury Dealer Quotations, the average of two Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of four such Reference Treasury Dealer Quotations or (C) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

          "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with, and upon direction from, the Company.

          "Reference Treasury Dealer" means each of Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Salomon Smith Barney Inc., and Goldman, Sachs & Co., or their respective affiliates, which are primary U.S. Government securities dealers (a "Primary Treasury Dealer"), and their respective successors; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. (New York time) on the third business day preceding such redemption date.

          "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

          Section 3.03  No Sinking Fund.
                        ---------------

          The Notes are not entitled to the benefit of any sinking fund.

                                  ARTICLE FOUR

                          REGISTERED GLOBAL SECURITIES

          Section 4.01  Definitions.
                        -----------

          "Depositary" means, with respect to the Notes, The Depositary Trust Company, until a successor Depositary shall have become such pursuant to the applicable provisions of this Eleventh Supplemental Indenture, and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, "Depositary" as used with respect to the Securities of any such Series shall mean the Depositary with respect to the Registered Global Securities of that Series.

          "Registered Global Security" means a Security evidencing all or a part of a series of Registered Securities, issued to the Depositary for such Series or its nominee in accordance with Section 4.02 of this Eleventh Supplemental Indenture, and bearing the legend prescribed in Section 4.02 of this Eleventh Supplemental Indenture.

          Section 4.02  Execution and Authentication.
                        ----------------------------

          (a) With respect to any Registered Global Security established pursuant to Section 2.04, the Company shall execute and the Trustee shall authenticate and deliver one or more Registered Global Securities that:

               (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Securities of such Series issued in such form and not yet canceled;

               (ii) shall be registered in the name of the Depositary for such Registered Global Security or Securities or the nominee of such Depositary;

               (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions; and

               (iv) shall bear a legend substantially to the following effect:

                    "Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this Security may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary."

          (b) Each Depositary designated pursuant to Section 4.03 of this Eleventh Supplemental Indenture must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act, and any other applicable statute or regulation.

          Section 4.03  Reserved.
                        --------

          Section 4.04  Transfer.
                        --------

          (a) Notwithstanding any provisions of Section 2.08 of the Base Indenture, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Registered Global Security representing all or a portion of the Securities of a Series may not be transferred except as a whole by the Depositary for such Series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such Series or a nominee of such successor Depositary.

          (b) If at any time the Depositary for any Registered Global Securities of any Series notifies the Company that it is unwilling or unable to continue as Depositary for such Registered Global Securities or if at any time the Depositary for such Registered Global Securities shall no longer be eligible under Section 4.02 of this Eleventh Supplemental Indenture, the Company shall appoint a successor Depositary eligible under Section 4.02 of this Eleventh Supplemental Indenture with respect to such Registered Global Securities. If a successor Depositary eligible under Section 4.02 of this Eleventh Supplemental Indenture for such Registered Global Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of the Company's order for the authentication and delivery of definitive Registered Securities of such Series, will authenticate and deliver, Registered

Securities of such Series and tenor, in any authorized denominations, in an aggregate principal amount equal to the principal amount of such Registered Global Securities, in exchange for such Registered Global Securities.

          (c) The Company may at any time and in its sole discretion determine that any Registered Global Securities of any Series shall no longer be maintained in global form. In such event the Company will execute, and the Trustee, upon receipt of the Company's order for the authentication and delivery of definitive Securities of such Series, will authenticate and deliver, Securities of such Series and tenor in definitive registered from without coupons, in any authorized denominations, in an aggregate principal amount equal to the principal amount of such Registered Global Securities, in exchange for such Registered Global Securities.

          (d) Any time the Registered Securities of any Series are not in the form of Registered Global Securities pursuant to the preceding two paragraphs, the Company agrees to supply the Trustee with a reasonable supply of certificated Registered Securities without the legend required by Section 4.02 of this Eleventh Supplemental Indenture and the Trustee agrees to hold such Registered Securities in safekeeping until authenticated and delivered pursuant to the terms of this Indenture.

          (e) If established by the Company pursuant to Section 4.03 of this Eleventh Supplemental Indenture with respect to any Registered Global Security, the Depositary for such Registered Global Security may surrender such Registered Global Security in exchange in whole or in part for Registered Securities of the same Series and tenor in definitive registered form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge,

               (i) to the Person specified by such Depositary new Registered Securities of the same Series and tenor, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Registered Global Security; and

               (ii) to such Depositary a new Registered Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Registered Global Security and the aggregate principal amount of Registered Securities authenticated and delivered pursuant to clause (i) above.

          (f) Registered Securities issued in exchange for a Registered Global Security pursuant to this Section 4.04 shall be registered in such names and in such authorized denominations as the Depositary for such Registered Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an agent of the Company or the Trustee. The Trustee or such agent shall deliver such Securities to or as directed by the persons in whose names such Securities are so registered.

                                  ARTICLE FIVE

                                     NOTICE

          Section 5.01  Notice by the Company.
                        ---------------------

          The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes. Notwithstanding any of the provisions of the Base Indenture and this Eleventh Supplemental Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes; provided, however, that if the Trustee shall not have received the notice provided for in this Article Five at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

                                  ARTICLE SIX

                                  FORM OF NOTE

          Section 6.01  Form of Note.
                        ------------

          The Notes and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms, with such changes therein as the officers of the Company executing the Notes (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof:

                             (FORM OF FACE OF NOTE)

[If the note is to be a Global Note, insert - ] UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

CUSIP No. 020039DB6
$__________________

                               ALLTEL CORPORATION
                                 7% SENIOR NOTE
                                    DUE 2012

          ALLTEL CORPORATION, a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of _____________________ Dollars ($_____________) on July 1,
2012 (such date is hereinafter referred to as the "Maturity Date"), and to pay interest on said principal sum from June 19, 2002 or from the next recent date to which interest has been paid or duly provided for, semi-annually in arrears on January 1 and July 1 of each year (each such date, an "Interest Payment Date"), commencing on January 1, 2003, at the rate of 7% per year through and including the day immediately preceding the Maturity Date (or, in the event of an optional redemption, the day immediately preceding the optional redemption date) and thereafter, to the extent permitted by law, to pay interest, compounded semi-annually, on any overdue principal and premium, if any, and on any overdue installment of interest at the rate per year of 7%. The Company may at any time, without consent of the Holder hereof, create and issue additional Notes having the same ranking and the same interest rate, maturity and other terms as this Note.

          The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months and, except as provided in the Indenture (as defined below), the amount of interest payable for any period shorter than a full semi-annual period for which interest is computed will be computed on the basis of the actual number of days elapsed in such 180-day period. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such Interest Payment Date.

          The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Securities) is registered at the close of business on

December 15 or June 15, as the case may be (whether or not a Business Day), immediately preceding such Interest Payment Date (the "Regular Record Date"). Any such interest installment not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the registered Holders at the close of business on such Regular Record Date and may be paid to the Person in whose name this Note (or one or more predecessor Securities) is registered at the close of business on a special record date to be fixed by the Company, pursuant to Section 2.14 of the Base Indenture (as defined below), for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of the Notes not less than 15 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

          The principal of (and premium, if any) and the interest on this Note shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the register or by wire transfer to an account appropriately designated by the Holder entitled thereto.

          The indebtedness evidenced by this Note is, to the extent provided in the Indenture, senior and unsecured and will rank equal in right of payment to all other senior unsecured obligations of the Company.

          This Note shall not be entitled to any benefit under the Indenture hereinafter referred to or be valid or obligatory for any purpose until the Certificate of Authentication shall have been signed by or on behalf of the Trustee.

          The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

Dated:  June 19, 2002


                                        ALLTEL CORPORATION,
                                        as Issuer

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

[CORPORATE SEAL]


Attest:


By:
   -------------------------------------
   Name:
   Title:

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Notes of the series designated therein referred to in the within mentioned Indenture.

Dated: June 19, 2002

J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By
  -------------------------------------------------
                Authorized Signatory

                            (FORM OF REVERSE OF NOTE)

     This Note is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the "Notes"), issued and to be issued in one or more series under and pursuant to an Indenture dated as of January 1, 1987 (the "Base Indenture") duly executed and delivered between the Company and J. P. Morgan Trust Company, National Association, as successor trustee (the "Trustee", which term includes any successor trustee under the Indenture), as supplemented by a First Supplemental Indenture dated as of March 1, 1987, a Second Supplemental Indenture dated as of April 1, 1989, a Third Supplemental Indenture dated as of May 8, 1990, a Fourth Supplemental Indenture dated as of March 1, 1991, a Fifth Supplemental Indenture dated as of October 1, 1993, a Sixth Supplemental Indenture dated as of April 1, 1994, a Seventh Supplemental Indenture dated as of September 1, 1995, an Eighth Supplemental Indenture dated as of March 1, 1996, a Ninth Supplemental Indenture dated as of April 1, 1999, a Tenth Supplemental Indenture dated as of May 6, 2002 and an Eleventh Supplemental Indenture dated as of June 19, 2002 (the "Eleventh Supplemental Indenture") between the Company and the Trustee (the Base Indenture as supplemented by the supplemental indentures being collectively referred to as the "Indenture"), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes.

     By the terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Securities is limited in aggregate principal amount as specified in the Eleventh Supplemental Indenture dated as of June 19, 2002 between the Company and the Trustee.

     The Notes will be redeemable as a whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of (i) 100% of the principal amount of such Notes plus accrued interest thereon to the date of redemption and (ii) the sum of the remaining scheduled payments of principal and interest thereon (not including any portion of the payments of interest accrued as of the date of redemption) discounted to their present value on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus accrued and unpaid interest thereon to the date of redemption. Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed.

     The Notes are not entitled to the benefit of any sinking fund.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable (or, in certain circumstances shall ipso facto become due and payable), in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting, with certain exceptions therein provided, the Company and the Trustee, with the consent of the Holders of a majority in aggregate principal amount of the outstanding Securities of each series affected (with each series voting as a class) to execute supplemental indentures for the purpose of, among other things, adding any provisions to or changing or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying the rights of the Holders of the Securities.

     The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the outstanding Securities of each series affected (with each series voting as a class), on behalf of all of the Holders of all Securities of such series, to waive a Default or Event of Default with respect to such series and its consequences, except a Default or Event of Default in the payment of the principal of or premium, if any, or interest on any of the Securities of such series or in respect of a covenant or other provision which, under the terms of the Indenture, cannot be modified or amended without the consent of the Holder of each outstanding Security of such series affected. Any such consent or waiver by the registered Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange for or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered Holder hereof on the register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in relation thereto.

     Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any Paying Agent and the Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent nor any Registrar shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

     The Indenture imposes certain limitations on the ability of the Company to, among other things, merge or consolidate with any other Person, and requires that the Company comply with certain further covenants. All such covenants and limitations are subject to a number of important qualifications and exceptions. The Company must report periodically to the Trustee on compliance with the covenants in the Indenture.

     The Notes shall be issuable in denominations of $1,000 and integral multiples of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

     All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     If any provision of the Eleventh Supplemental Indenture, including any definitions contained therein, is inconsistent with any other provision or definition contained in the Indenture, the provisions of the Eleventh Supplemental Indenture shall be controlling for the purposes of this Note.

     The Notes are subject to the covenants set forth in the Indenture.

     This Note shall be governed by and construed in accordance with the law of the State of New York.

     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by the Trustee referred to on the reverse hereof.

                                 ARTICLE SEVEN

                             AMENDMENTS AND WAIVERS

     Section 7.01 Amendments and Waivers.
                  ----------------------

     Without the consent of each Holder of Notes affected, no amendment to or waiver of a right under, the Base Indenture or this Eleventh Supplemental Indenture shall change or alter the right of the Holders of Notes set out in
Section 9.02(a) of the Base Indenture.

                                  ARTICLE EIGHT

                                  MISCELLANEOUS

     Section 8.01 Ratification of Indenture.
                  -------------------------

     The Indenture as supplemented by this Eleventh Supplemental Indenture, is in all respects ratified and confirmed, and this Eleventh Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

     Section 8.02 Provisions of Base Indenture Incorporated.
                  -----------------------------------------

     Except insofar as herein otherwise expressly provided, all of the provisions, terms and conditions of the Indenture shall be deemed to be incorporated in, and made a part of, this Eleventh Supplemental Indenture.

     Section 8.03 Trustee Not Responsible for Recitals.
                  ------------------------------------

     The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Eleventh Supplemental Indenture.

     Section 8.04 New York Law to Govern.
                  ----------------------

     THIS ELEVENTH SUPPLEMENTAL INDENTURE AND THE PROVISIONS OF THE BASE INDENTURE TO THE EXTENT THEY APPLY TO EACH NOTE ISSUED PURSUANT TO THIS ELEVENTH SUPPLEMENTAL INDENTURE, EACH NOTE AND EACH COUPON SHALL BE DEEMED TO BE NEW YORK CONTRACTS, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE (WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW).

     Section 8.05 Separability.
                  ------------

     In case any one or more of the provisions contained in this Eleventh Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this Eleventh Supplemental Indenture or of the Notes, but this Eleventh Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

     Section 8.06 Counterparts.
                  ------------

     This Eleventh Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     Section 8.07 Provisions of the Indenture and Notes for the Sole Benefit of
                  -------------------------------------------------------------
the Parties and the Holders of the Notes.
----------------------------------------

     Nothing in this Eleventh Supplemental Indenture is intended, or shall be construed, to give to any person or corporation, other than the parties hereto and the Holders of the Notes issued under the Indenture and this Eleventh Supplemental Indenture, any legal or equitable right, remedy or claim under or in respect of this Eleventh Supplemental Indenture, or under any covenant, condition or provision herein contained, all the covenants, conditions and provisions of this Eleventh Supplemental Indenture being intended to be, and being, for the sole and exclusive benefit of the parties hereto and of the Holders of the Notes issued and to be issued under the Indenture and this Eleventh Supplemental Indenture, and secured thereby. All covenants, promises and agreements in this Eleventh Supplemental Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

     Section 8.08 Provisions Required by Trust Indenture Act of 1939 to Control.
                  -------------------------------------------------------------

     If any provision of this Eleventh Supplemental Indenture limits, qualifies or conflicts with a provision which is required to be included in this Eleventh Supplemental Indenture by the Trust Indenture Act of 1939, the required provision shall control.

     Section 8.09 Ranking.
                  -------

     The Notes constitute senior indebtedness of the Company superior in right of payment to the Company's subordinated indebtedness.

     IN WITNESS WHEREOF, the parties hereto have caused this Eleventh Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                                    ALLTEL CORPORATION,
                                    as Issuer


                                    By:  /s/ Scott T. Ford
                                        ----------------------------------------
                                        Name: Scott T. Ford
                                        Title: President and Chief Operating
                                                Officer

Attest:


By:  /s/ Francis X. Frantz
    -----------------------------
    Name: Francis X. Frantz
    Title: Secretary


                                   J. P. MORGAN TRUST COMPANY,
                                   NATIONAL ASSOCIATION,
                                   as Trustee


                                   By:  /s/ R. Barker
                                       -----------------------------------------
                                       Name: R. Barker
                                       Title: Vice President





ALLTEL - Eleventh Supplemental Indenture